Exhibit 99.1

                  PLX Technology Announces Resignation of CFO;
                    Company Provides Revenue Guidance Update


    SUNNYVALE, Calif.--(BUSINESS WIRE)--July 6, 2006--PLX Technology, Inc. (NASDAQ:PLXT):

    -- Second Quarter Revenues Expected to Be Between $19.2 Million and $19.3 Million

    --  Torres to Continue in Transition Role

    PLX Technology, Inc. (NASDAQ:PLXT) today announced that Rafael Torres, chief financial officer, has decided to leave the Company to become the chief financial officer of a larger public technology company outside the interconnect-silicon chip market. Torres has been with PLX for more than seven years and has served the Company as its chief financial officer for nearly the past six years. Torres will continue to work with the Company to ensure a smooth transition, and will participate in the Company's second-quarter fiscal-year 2006 earnings conference call scheduled for July 18, 2006. Michael Salameh, chief executive officer, will become acting chief financial officer effective July 19, 2006 until a permanent chief financial officer is identified. The Company has launched a search to identify a CFO that can help scale the Company as it continues to execute its growth strategy.
    "During his tenure at PLX, Rafael has made significant contributions to the Company," said Salameh. "Most notably, he has built a highly competent and professional finance organization, and has successfully led us through a myriad of new financial reporting requirements. I will miss working with Rafael, but I am happy for him that he has found an exciting career-growth opportunity."
    "This has been a difficult professional decision for me," said Torres. "However, I know that I am leaving the Company at a time when it continues to post strong revenue and earnings growth, and has a strong cash position and no debt. With its industry-leading product offerings and talented management team, PLX has the ability to continue to execute a high-growth strategy."
    The Company also said that preliminarily it expects its revenues for the second fiscal quarter of 2006 to be between $19.2 million and $19.3 million. Final revenues for the second fiscal quarter of 2006 are subject to change based on the Company's customary quarterly close and audit procedures. The Company's second-quarter fiscal-year 2006 earnings conference call is scheduled for July 18, 2006 at 2:00 p.m., PST.

    About PLX

    PLX Technology, Inc. (www.plxtech.com), based in Sunnyvale, Calif., USA, is the leading supplier of PCI Express and other standard I/O interconnect silicon to the communications, server, storage, embedded-control, and consumer industries. All PLX I/O interconnect products are available in lead-free packaging. The PLX solution provides a competitive edge to customers through an integrated combination of high-performance silicon, hardware and software design tools. These innovative solutions enable customers to develop products with industry-leading performance and functionality. Furthermore, the combination of PLX product features, supporting development tools and partnerships allows customers to bring their designs to market faster. PLX PCI, PCI Express and USB interconnect chips are designed into a wide variety of communications, server, storage, embedded-control, and consumer products.

    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

    This release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995. These include statements about the Company's estimated revenues. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements. Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers, which include the Company's products, adverse economic conditions in general or those specifically affecting the Company's markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company's customers and unexpected expenses. Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2005, and Form 10-Q for the quarter ended March 31, 2006 which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.


    CONTACT: PLX Technology
             Rafael Torres, 408-328-3555
             rtorres@plxtech.com
             or
             CommonGround Communications (for PLX)
             Jerry Steach, 415-222-9996
             jsteach@plxtech.com